UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)             January 16, 2008

SUNLINK HEALTH SYSTEMS, INC.

(Exact Name Of Registrant As Specified In Charter)

Ohio	1-12607	31-0621189
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code            (770) 933-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A-2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former Name Or Former Address, If Changed Since Last Report)

Item 8.01 Other Events

On January 23, 2008, Robert M. Thornton, Jr., Chairman of the Board of Directors of SunLink Health Systems, Inc. (“SunLink”), sent a letter to Jared Bluestein, Chief Operating Officer of Berggruen Holdings North America LTD (“Berggruen”), on behalf of the Board of Directors of SunLink acknowledging receipt of Mr. Bluestein’s letters of January 11, and January 18, 2008 to SunLink’s Board of Directors. Earlier, on January 16, 2008, Howard E. Turner of Smith, Gambrell & Russell LLP, counsel to SunLink, sent a letter to Charles D. Ganz of Sutherland, Asbill & Brennan LLP, counsel to Resurgence Health Group LLC (“Resurgence”) acknowledging receipt of Mr. Ganz’s letter to Mr. Turner of January 11, 2008. Copies of such letters are attached as Exhibits 99.1 and 99.2 to this report.

The disclosure in this Current Report, including the Exhibit attached hereto, of any information (financial or otherwise) does not constitute an admission that such information is material.

Item 9.01. Financial Statements and Exhibits.

a. Not applicable.

b. Not applicable.

c. Not applicable.

d. Exhibits. The following exhibits are filed with this report:

Exhibit 99.1	– Letter dated January 23, 2008 from Robert M. Thornton, Jr., Chairman of the Board of Directors of SunLink Health Systems, Inc., to Jared Bluestein, Chief Operating Officer of Berggruen Holdings North America LTD, on behalf of the Board of Directors of SunLink Health Systems, Inc.

Exhibit 99.2	– Letter dated January 16, 2008 from Howard E. Turner of Smith, Gambrell & Russell LLP to Charles D. Ganz of Sutherland, Asbill & Brennan LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ Mark J. Stockslager
Name: Title:	Mark J. Stockslager Chief Financial Officer

Dated: January 24, 2008

2

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Letter dated January 23, 2008 from Robert M. Thornton, Jr., Chairman of the Board of Directors of SunLink Health Systems, Inc., to Jared Bluestein, Chief Operating Officer of Berggruen Holdings North America LTD, on behalf of the Board of Directors of SunLink Health Systems, Inc.

99.2	Letter dated January 16, 2008 from Howard E. Turner of Smith, Gambrell & Russell LLP to Charles D. Ganz of Sutherland, Asbill & Brennan LLP.